                                                                   EXHIBIT 10.67

January 23, 2004

James Knighton
c/o Caliper Life Sciences, Inc.("Caliper")
605 Fairchild Dr.
Mountain View, CA 94043-2234

Dear Jim:

Pursuant our agreement late last year to extend your employment with Caliper, this amended and restated agreement (the "Agreement") amends and restates the terms and conditions of the Separation Agreement dated July 2, 2003, by and between you and Caliper (the "Prior Agreement"). This Agreement shall be effective as of December 31, 2003. The Prior Agreement shall have no further force or effect as of December 31, 2003, except to the extent that certain obligations set forth therein were performed prior to the date of this Agreement.

    1. SEPARATION. Subject to the terms and condition contained herein, your employment with the Company will continue full-time until December 31, 2003,(the "Initial Transition Period") and will continue on a part-time, three days a week basis, during the period (the "Second Transition Period", and together with the Initial Transition Period, the "Transition Period") from January 1, 2004 through March 31, 2004 (the "Separation Date"), at which time your employment with the Company will terminate. On the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation and flex time earned through the Separation Date, subject to standard payroll deductions and withholdings, except to the extent such payment for accrual of unused vacation and flex-time was previously made to you under the Prior Agreement.

    2.   TRANSITION PERIOD.

         (A) DUTIES. Between now and the Separation Date (the "Transition Period"), you will work for the Company in a senior management role in the Mountain View facility. Specifically, you will serve as the Company's Chief Financial Officer, unless that position is otherwise filled before the Separation Date, in which event you will serve as Senior Executive. You will be expected to perform such tasks as the Company's Chief Executive Officer ("CEO"), or his designee, may request. During the Transition Period, you are expected to comply with the Company's policies, the terms of your Employee Proprietary Information and Inventions Agreement (which is attached hereto as Exhibit A), and the terms of this Agreement. Your employment during the Transition Period will be at will, meaning that either you or the Company may terminate your employment at any time, with or without cause, and with or without advance notice.

         (B) COMPENSATION. During the Transition Period, the Company will continue to compensate you for your services based on your current full-time monthly base salary of $29,167 (or annual base salary of $350,004) provided that such compensation shall be pro-rated on a three-fifths basis during the Second Transition Period. These payments will be made on the Company's ordinary payroll dates, and will be subject to standard payroll deductions and withholdings. In addition, in consideration of

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James Knighton
Page 2



your agreement to remain employed by the Company through the Second Transition Period and as a retention bonus for remaining employed by the Company through the Second Transition Period, effective as of January 21, 2004, the Company shall grant to you (i) fourteen thousand (14,000) shares of restricted stock of the Company (the "Restricted Stock") and (ii) a stock option to purchase fourteen thousand (14,000) shares of the Company's common stock, with a per share exercise price equal to the fair market value of the Company's common stock based on the last sale price of the Company's common stock on January 20, 2004 (the "New Option"), in each case under the Company's 1999 Equity Incentive Plan and subject to the terms and conditions of the applicable plan documents, such Restricted Stock and such New Option to vest on March 31, 2004, provided that you (A) remain as an employee of the Company in good standing as of March 31, 2004 (unless terminated before such date by the Company without cause) and
(B) sign a second Employment Termination Release attached hereto as Exhibit B (the "Second Release") on or after March 31, 2004, and allow the Second release to become effective.

         (C) BENEFITS. During the Transition Period, you will be eligible to continue your current Company benefits subject to the terms and limitations of the applicable plans. You will not, however, be eligible for benefits under the Company's Change of Control, Sr. Mgmt. Severance/Equity Acceleration Plan.

         (D) STOCK OPTIONS. During the Transition Period, your stock option(s) granted by the Company will continue to vest according to the terms of the applicable plan document(s) and stock option agreement(s).

         (E) OTHER ACTIVITIES. During the Transition Period, you agree not to undertake or engage in any other employment, occupation or business enterprise, other than ones in which you are a passive investor, except that during the Second Transition Period you may engage in other business activities which do not interfere with your obligations under this Agreement. You may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of your duties hereunder.

         (F) EMPLOYMENT AGREEMENT. During the Transition Period, the terms and conditions of your employment will be as described herein. Accordingly, the terms set forth in this Agreement shall supersede the terms and conditions set forth in your Key Employee Agreement with the Company dated July 1, 2002 (the "Employment Agreement").

         (G) RETENTION BONUS. Provided you perform your Transition Period obligations through December 31, 2003 (except as otherwise provided herein for termination without Cause, for Good Reason, or Constructive Termination), execute the Employment Termination Release attached hereto as Exhibit B (the "Initial Release") on or after December 31, 2003, allow the Initial Release to become effective, and have not breached this Agreement or your Proprietary Information and Inventions Agreement, then the Company will pay you a retention bonus of $175,000, less standard payroll deductions and withholdings ("Retention Bonus"). The Retention Bonus will be paid in a lump sum within ten (10) days of the Initial Release's effective date. In addition, if you perform your Transition Period obligations through March 31, 2004 (except as otherwise provided herein for termination without Cause, for Good Reason, or Constructive Termination), execute Second Release on or after March 31, 2004, allow the Second Release to become effective, and have not breached this Agreement or your Proprietary Information and Inventions Agreement, then the Restricted Shares and New Option granted to you under Section 2(b) will become fully vested as of March 31, 2004.



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James Knighton
Page 3


         (H) SEVERANCE BENEFITS. Provided you perform your Transition Period obligations through December 31, 2003 (except as otherwise provided herein for termination without Cause, for Good Reason, or Constructive Termination), execute the Initial Release on or after December 31, 2003, allow the Initial Release to become effective, and have not breached this Agreement or your Proprietary Information and Inventions Agreement, then the Company will provide you with the following severance benefits:

              (I) SEVERANCE PAYMENT. In consideration for the time it may take you to find suitable employment, the Company will pay you, as Severance, the equivalent of twelve (12) months of your base salary ($350,004), subject to standard payroll deductions and withholdings. The Severance will be paid in a lump sum within ten (10) days of the Initial Release's effective date (as defined in the Release). Caliper will also provide you with, as Severance, an executive outplacement package through your choice of Valerie Fredrickson & Co. or TMS Consulting.

              (II) ACCELERATED VESTING. The Company will accelerate the vesting of any stock options that you have received from the Company, with the exception of any stock options granted during the Transition Period (including the New Option and the Option described in Section 3(c) of this Agreement), such that all unvested shares will be immediately vested and exercisable as of December 31, 2003 ("Accelerated Vesting").

         (I)  TERMINATION DURING SECOND TRANSITION PERIOD.

              (I) TERMINATION WITH CAUSE OR RESIGNATION. If, during the Second Transition Period, your employment with the Company is terminated with Cause, or you resign from your employment with the Company (unless for Good Reason or upon Constructive Termination after a Change in Control), then you will not be eligible for the accelerated vesting of the Restricted Shares and the New Option.

              (II) DEFINITION OF CAUSE. "Cause" for termination shall mean: (1) conduct that constitutes willful gross neglect or willful gross misconduct in carrying out your duties, resulting, in either case, in material economic harm to the Company, unless you believed in good faith that such conduct was in, or not opposed to, the best interest of the Company; (2) any unjustified refusal to follow reasonable directives by the CEO or by the Board; or (3) conviction of a felony crime involving moral turpitude; provided, however, that the Board shall provide written notice of its intent to terminate you under (1) or (2) above and you shall have a 30-day period to correct your actions, if such actions can be corrected, and the termination of your employment for Cause shall require a majority vote by the Board in favor of the termination.

              (III) TERMINATION WITHOUT CAUSE. If your employment with the Company is terminated without Cause during the Second Transition Period and provided that you sign the Second Release on or after the last day of your employment with the Company, and allow the Second Release to become effective, then you will be eligible to receive the accelerated vesting of the Restricted Shares and the New Option and Consultancy. You will not be eligible to receive any other severance benefits or other compensation, including the Change in Control Severance Benefits.

              (IV) RESIGNATION AFTER CHANGE IN CONTROL. If following a Change in Control, you resign your employment with the Company upon a Constructive Termination, or for Good Reason, and provided that you sign the Second Release on or after the last day of your employment with

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James Knighton
Page 4



the Company, and allow that Second Release to become effective, then you will be eligible to receive the accelerated vesting of the Restricted Shares and the New Option and Consultancy except, however, that the Option shall not vest during the Consultancy or thereafter.

              (1) DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, Change in Control means the occurrence of any of the following:

                    A. a sale of substantially all of the assets of the Company;

                    B. a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which the Company's stockholders immediately before the merger or consolidation have, immediately after the merger or consolidation, more than fifty percent (50%) of the voting power of the surviving corporation);

                    C. a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are either not converted or by virtue of the merger are converted into other property, whether in the form of securities, cash or otherwise, in each case (in which the Company's stockholders immediately before the merger do not have, immediately after the merger more than fifty percent (50%) of the voting power of the Company); or

                    D. any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred.

              (2) DEFINITION OF CONSTRUCTIVE TERMINATION. "Constructive Termination" shall occur if you resign your employment with the Company following a Change in Control and within thirty (30) days after any of the following: (a) a material reduction in your duties, responsibilities or position; (b) a material reduction in your compensation or benefits, except for reductions in compensation and benefits that are concurrent with and consistent with reductions for all executives of the acquiring or surviving corporation; or
(c) you do not maintain the exact position in the parent company including title and reporting structure. Constructive Termination is triggered by your effective resignation within thirty (30) days after the above change, and absent a termination by the Company with Cause.

              (3) DEFINITION OF GOOD REASON. Your resignation of employment with the Company shall be for "Good Reason" if it occurs after a Change in Control, and takes effect within thirty (30) days after the occurrence of any one of the following events without your consent and in the absence of a termination with Cause: (a) a substantial reduction of your then existing annual base salary; (b) a substantial reduction in the package of benefits and incentives, taken as a whole, provided to you (although employee contributions may be raised to the extent of any cost increases imposed by third parties), except to the extent that such benefits and incentives of all other executive officers of the Company are similarly reduced; (c) any substantial diminution of your duties, responsibilities, authority, or reporting structure; or (d) you are required to relocate to a working location such distance that a relocation from current residence would be required.

    3. CONSULTANCY. Provided you perform your Transition Period obligations through the Separation Date (except as otherwise provided herein), execute the Second Release on or after your last

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James Knighton
Page 5


day of employment with the Company, allow the Second Release to become effective, and have not breached this Agreement or your Proprietary Information and Inventions Agreement, then the Company agrees to retain you to provide consulting services under the terms specified below.

         (A) CONSULTING PERIOD. The consulting relationship ("Consultancy") shall commence on the day following your last day of employment with the Company and continue for thirty-three (33) months thereafter, unless the Company terminates the Consultancy earlier due to your breach of obligations under this Agreement or your engagement in any activity that is competitive with the interests of the Company (the "Consulting Period").

         (B) CONSULTING DUTIES. You agree to make yourself available during the Consulting Period, upon the Company's reasonable request, to provide consulting services in any area of your experience or expertise, for a minimum of ten (10) hours per month ("Consulting Duties"). You shall perform your Consulting Duties at the request and direction of the CEO, exercising the highest degree of professionalism and utilizing your expertise and creative talents.

         (C) CONSULTING FEES. During the Consulting Period, the Company will pay you $400 per hour for your services. (These hourly amounts are the "Consulting Fees"). These payments will be made based on invoices submitted by you and approved by the CEO on terms of net 30. Additionally, provided that you have performed your Transition Period obligations through the Separation Date, the option granted to you upon the closing of the Company's acquisition of Zymark Corporation on July 14, 2003 to purchase 75,000 shares of the Company's common stock (the "Option"), will vest monthly in equal installments over eighteen (18) months starting January 1, 2004, and will be governed in all respects by the applicable stock option plan documents and stock option agreement. The Company will also pay the premiums necessary to continue your health care coverage through the Consulting Period if you timely elect COBRA continuation coverage; provided, however, that this payment obligation will cease if you become eligible for comparable benefits under another employer's medical benefit plan. You agree to notify the Company within three (3) days of such eligibility.

         (D) TAXES AND WITHHOLDING. Because you will perform the Consulting Duties as an independent contractor, the Company will not withhold from the Consulting Fees any amount for taxes, social security or other payroll deductions. The Company will report your Consulting Fees on an IRS Form 1099. You acknowledge that you will be entirely responsible for payment of any taxes which may be due with regard to the Consulting Fees, and you hereby indemnify and save harmless the Company from any liability for any taxes, penalties or interest that may be assessed by any taxing authority with respect to the Consulting Fees, with the exception of the employer's share of social security, if any.

         (E) PROTECTION OF INFORMATION. You agree that, during the Consulting Period and thereafter, you will not use or disclose any confidential or proprietary information or materials of the Company that you obtain or develop in the course of performing the Consulting Duties, except with the written permission of the Company's CEO. Any and all work product you create directly in the course of performing the Consulting Duties will be the sole and exclusive property of the Company. You hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property developed directly in the course of performing the Consulting Duties.

         (F) AUTHORITY DURING CONSULTING PERIOD. After the Separation Date, you will have no authority, in the absence of the express written consent of the Board and CEO, to bind the Company (or

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James Knighton
Page 6


to represent that you have authority to bind the Company) to any contractual obligations, whether written, oral or implied. You agree that after the Separation Date, you will not represent or purport to represent the Company in any manner whatsoever to any third party unless authorized to do so in writing by the CEO.

         (G) FACILITIES USAGE DURING CONSULTING PERIOD. During the Consulting Period, you will have access to the Company's facilities to the extent authorized in advance by the Company's CEO in connection with the Consulting Duties. In connection with any use of the Company's facilities, you agree to abide by all Company policies and procedures.

         (H) OTHER ACTIVITIES. You acknowledge that in performing the Consulting Duties, you will be an independent contractor to the Company and not an employee, partner, or joint venturer of the Company. You may engage in other employment or consulting relationships in addition to your work for the Company during the Consulting Period, provided that such relationships do not involve providing services to any competitor of the Company or unreasonably interfere with your provision of consulting services to the Company.

    4. EXPENSE REIMBURSEMENTS. You agree that, within thirty (30) days of the Separation Date, or your actual employment termination date, whichever is earlier, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through your last date of employment, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

    5. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after your employment terminates.

    6. RETURN OF COMPANY PROPERTY. On the Separation Date or your actual employment termination date, whichever is earlier, you agree to return to the Company all Company documents (and all copies thereof) and other Company property which you have had in your possession at any time, including, but not limited to, all Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

    7. PROPRIETARY INFORMATION OBLIGATIONS. You hereby acknowledge and agree to abide by your continuing obligations under your Proprietary Information and Inventions Agreement.

    8. NONDISPARAGEMENT. You agree not to disparage the Company and the Company's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information consistent with your obligations under this Agreement.

    9. NONINTERFERENCE. During the Transition Period and Consulting Period, and for a one (1) year period following the conclusion of the Consulting Period, you agree not to interfere with the business of the Company by soliciting or attempting to solicit any employee or consultant of the Company to

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James Knighton
Page 7



terminate his or her employment or relationship with the Company in order to become an employee, consultant or independent contractor to or for any other entity.

    10. MISCELLANEOUS. This Agreement, including Exhibits A and B, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter; provided that nothing in this Agreement shall effect the "Stock Option Related Cash Bonus" clause of your employment offer letter dated September 23, 1999. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Agreement is acceptable to you, please sign below and return the original to me. Additionally, if you sign the Second Release attached hereto as Exhibit B on or after your final date of employment with the Company, please return the signed original of the Second Release to me.

Sincerely,

CALIPER LIFE SCIENCES, INC.



By:  /s/ Stephen Creager
   ------------------------------------
     Stephen E. Creager
     Vice President & General Counsel

Exhibit A -- Proprietary Information and Inventions Agreement
Exhibit B -- Employment Termination Release

AGREED:


/s/ James Knighton
---------------------------------------
JAMES KNIGHTON


Dated: January 23, 2004
       -----------------------

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                                    EXHIBIT A

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                           CALIPER LIFE SCIENCES, INC.

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


         In consideration of my employment or continued employment by CALIPER LIFE SCIENCES, INC. (the "COMPANY"), and the compensation now and hereafter paid to me, I hereby agree as follows:

I.       Nondisclosure

         1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

         1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, ideas, processes, formulas, products, formulations, developmental or experimental work, publications, clinical data, test data, methods, samples, media and/or call lines, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

         1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.       ASSIGNMENT OF INVENTIONS.

         2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

         2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

         2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

         2.4 NONASSIGNABLE INVENTIONS. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "SECTION 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

         2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

         2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

         2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

         2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

         In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.      GENERAL PROVISIONS.

         10.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Santa Clara County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

         10.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         10.5 EMPLOYMENT. I agree and understand that the employment relationship between me and the company is voluntary and without any fixed term and therefore may be terminated with or without cause by either party at any time in its sole discretion.

         10.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         10.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         This Agreement shall be effective as of the first day of my employment with the Company, namely: _____________, 20____.

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.


Dated:
      ------------------------------

------------------------------------
SIGNATURE

------------------------------------
(PRINTED NAME)



ACCEPTED AND AGREED TO:

CALIPER LIFE SCIENCES, INC.


By:
   ---------------------------------


Title:
      ------------------------------

605 Fairchild Drive
------------------------------------
(Address)

Mountain View, CA 94043
------------------------------------

                                    EXHIBIT A

                         LIMITED EXCLUSION NOTIFICATION


         THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

         (1) Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

         (2)  Result from any work performed by you for the Company.

         To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

         This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

         I ACKNOWLEDGE RECEIPT of a copy of this notification.

                              By:
                                 -----------------------------------------------
                                                      (Printed Name of Employee)

                              Date:
                                   ---------------------------------------------



WITNESSED BY:




-----------------------------------------------
(Printed Name of Representative)

Dated:
      -----------------------------------------





                                      A-1.

                                    EXHIBIT B


      TO:     CALIPER LIFE SCIENCES, INC.

    FROM:
              ---------------------------

    DATE:
              ---------------------------

 SUBJECT:     PREVIOUS INVENTIONS

         1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Caliper Life Sciences, Inc. (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

         [ ]  No inventions or improvements.

         [ ]  See below:



[ ]      Additional sheets attached.


         2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

         INVENTION OR IMPROVEMENT        PARTY(IES)                 RELATIONSHIP

1.
         ---------------------------     ---------------------      ------

2.
         ---------------------------     ---------------------      ------

3.
         ---------------------------     ---------------------      ------

[ ]      Additional sheets attached.

                                    EXHIBIT B


                         EMPLOYMENT TERMINATION RELEASE



I understand that my employment with Caliper Life Sciences, Inc. (the "Company") terminated effective ____________, 200_. I also understand that, pursuant to the separation letter agreement between me and the Company, which I signed on ________________________, 2003 (the "Agreement"), I am required to sign this
Employment Termination Release ("Release") in exchange for certain benefits under the Agreement. I further understand that, regardless of whether I sign this Release, the Company will pay me all accrued salary and vacation earned through my termination date, to which I am entitled by law.

I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment;
(2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing, including claims arising under the Employment Agreement or the Company's Change of Control, Sr. Mgmt. Severance/Equity Acceleration Plan; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967 ("ADEA"), and the California Fair Employment and Housing Act (as amended).

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Release; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Release (although I may choose not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (d) I have seven (7) days following the execution of this Release to revoke the Release in a writing to the Company; (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Release is executed by me ("Employment Termination Release Effective Date"); and (f) the Company has provided to me, pursuant to 29 U.S.C. Section 626(f)(1)(H), a disclosure concerning the availability of this employment termination program to other employees.

I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims that may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE


                                       3.

MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company.

HAVING READ AND UNDERSTOOD THE FOREGOING, I HEREBY AGREE TO THE TERMS AND CONDITIONS STATED ABOVE.



-------------------------------          -------------------------------
James Knighton                           Date


                                       4.